    As filed with the Securities and Exchange Commission on July 11, 2001
                                                      Registration No. 333-92471
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                            POST-EFFECTIVE AMENDMENT
                                    NO. 3 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                         MEDICAL ADVISORY SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                           Delaware                                                   52-1233960
(State or Other Jurisdiction of Incorporation or Organization)          (I.R.S. Employer Identification No.)

       8050 Southern Maryland Boulevard, Owings, Maryland                               20736
             (Address of Principal Executive Offices)                                 (Zip Code)

                                 ---------------

                         MEDICAL ADVISORY SYSTEMS, INC.
                              AMENDED AND RESTATED
                     EMPLOYEE AND DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 ---------------

                                Ronald W. Pickett
                                    President
                        8050 Southern Maryland Boulevard
                             Owings, Maryland 20736
                     (Name and Address of Agent for Service)

                                 (301) 855-8070
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of               Amount            Proposed               Proposed
Securities To          To Be             Maximum Offering       Maximum Aggregate         Amount of
Be Registered          Registered        Price Per Share        Offering Price            Registration Fee
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Common Stock,
$0.005 par value       1,000,000         $2.55(1)               $2,550,000                $637.50
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(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee with respect to all shares is based on $2.55 per share, the average of the high and low sale prices on July 3, 2001 of the Registrant's Common Stock as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.         EXHIBITS.

Exhibit Number          Description of Exhibit
--------------          ----------------------

4.1 Medical Advisory Systems, Inc. Amended and Restated Employee and Director Stock Option Plan (filed herewith)

5.1 Opinion of Baker & Hostetler LLP as to legality of the Common Stock and interests in the Plan being registered*

23.1                    Consent of Stefanou & Company, LLP*

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)*

24.1                    Powers of Attorney*

* previously filed

                                   SIGNATURES

                The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings, State of Maryland, on this 11th day of July, 2001.

                                         MEDICAL ADVISORY SYSTEMS, INC.

                                         By:   /s/ Ronald W. Pickett
                                               ----------------------
                                               Ronald W. Pickett
                                               President

                                  EXHIBIT INDEX

Exhibit Number          Description of Exhibit
--------------          ----------------------

4.1 Medical Advisory Systems, Inc. Amended and Restated Employee and Director Stock Option Plan (filed herewith)

5.1 Opinion of Baker & Hostetler LLP as to legality of the Common Stock and interests in the Plan being registered*

23.1                    Consent of Stefanou & Company, LLP*

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)*

24.1                    Powers of Attorney*



* previously filed